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                                                                  EXHIBIT 10.27C





                              RESTATED AND AMENDED

                             SHAREHOLDERS AGREEMENT


                                  by and among



                 MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION

                                       and

                             SAIF TELECOM (PVT) LTD

                                       and

             INTERNATIONAL WIRELESS COMMUNICATIONS PAKISTAN LIMITED


                                August ___, 1997



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                                      INDEX


                                                                       Page
1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.  INCORPORATION OF THE COMPANY . . . . . . . . . . . . . . . . . . . . 5
3.  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.  THE BUSINESS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . 6
5.  DIRECTORS AND MANAGEMENT OF THE COMPANY. . . . . . . . . . . . . . . 6
6.  SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
7.  ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
8.  BUSINESS PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
9.  CAPITAL REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . .11
10. DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . .14
11. EMPLOYMENT POLICES. . . . . . . . . . . . . . . . . . . . . . . . .14
12. TRANSFER AND ENCUMBRANCE OF SHARES. . . . . . . . . . . . . . . . .14
13. CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . .18
14. NON COMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . .19
15. PROTECTION OF NAME. . . . . . . . . . . . . . . . . . . . . . . . .21
16. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
17. GENERAL WARRANTIES REPRESENTATIONS AND UNDERTAKINGS . . . . . . . .22
18. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .23

                                       i

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                   RESTATED AND AMENDED SHAREHOLDERS AGREEMENT

     This Restated and Amended Shareholders' Agreement is made as of the ____ day of _______, 1997 by and among INTERNATIONAL WIRELESS COMMUNICATIONS PAKISTAN LIMITED, a company organized under the laws of Mauritius with its registered office located at P.O. Box 1130, 3rd Floor, 12 Remy Ollier Street, Port Louis, Mauritius ("IWCPL"); SAIF TELECOM (PVT) LIMITED, a company organized under the laws of PAKISTAN with a place of business located at 4th Floor, Kulsum Plaza, 42 Blue Area, Islamabad, Pakistan ("SAIF"); and MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION, a company organized under the laws of the State of Delaware, USA with its registered office located at 1303 E. Algonquin Road, Schaumburg, Illinois, USA ("MOTOROLA"); (all of the above individually referred to herein as a "Party" and collectively as the "Parties"). Capitalized terms, other than proper nouns, if not defined in the text immediately where used, are defined in DEFINITIONS in Article 1 hereof.

          WHEREAS, Motorola and SAIF as shareholders of PAKISTAN MOBILE COMMUNICATIONS (PVT) LIMITED, a company incorporated under the laws of Pakistan (the "Company") as a private limited company which operates a network of cellular mobile telephone systems in Pakistan known as Mobilink pursuant to a license for the establishment and operation of cellular mobile telephone systems in Pakistan granted by the Ministry of Communications, Government of Pakistan, Islamabad pursuant to its letter No 7(30)/89-P&T dated 6 July 1992 (the "License"), had entered into a Shareholders' Agreement on 3rd June, 1993 (the "Original Shareholders' Agreement");

          WHEREAS, IWCPL has as of July __, 1997 and July __, 1997 respectively entered into separate Share Purchase Agreements with Motorola and Continental Communications Limited ("CCL") (until today's date, also a Shareholder of the Company), pursuant to which IWCPL has agreed to purchase from Motorola and CCL a portion of the shareholding percentages of the Company (collectively, the "Share Purchase Agreements"); and

          WHEREAS, the Parties have agreed to restate and amend the Original Shareholders' Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     "Affiliate" means an entity in which any of the Shareholders or their shareholders hold at least twenty percent of the ownership interest of such entity.

     "Agreement" means this Restated and Amended Shareholders Agreement entered into by and among the Parties.

     "AIF" means the Asian Infrastructure Fund.

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     "the Articles" means the Articles of Association of the Company to be amended as provided in Clause 2.2.

     "Associate" in relation to any company means any body corporate which is for the time being a majority owned subsidiary of that company or the holding company owning a majority of that company or the parent of that holding company, using the terms "holding company" and "subsidiary" as they are defined in Section 3 of the Ordinance.

     "Board" means the Board of Directors of the Company from time to time.

     "Competitor" means any entity (other than a Shareholder) operating a wireless telecommunications business in Pakistan which the Board reasonably determines is competitive with the business of the Company.

     "Directors" means the members of the Board from time to time.

     "Five Year Business Plan" means the business plan of the Company containing the business and financial statements projected for the next five calendar years from, time to time approved by the Directors.

     "IWC" means International Wireless Communications, Limited, one of the principal shareholders of IWCPL.

     "Ordinance" means the Companies Ordinance 1984 of Pakistan or any statutory modification or reenactment thereof for the time being in force.

     "Related Transaction" means any transaction, agreement or other arrangement for any subject matter with a consideration or value of US$10,000 or more (or the equivalent in Pakistan Rupees) or for a duration of more than 12 months, between the Company, on the one hand, and any Shareholder, Affiliate or Associate of a Shareholder or any officer or director of any of the foregoing, or any officer or director of the Company, on the other hand.

     "Saifullah Family" means Javed Saifullah Khan and Osman Saifullah Khan, their respective spouses and/or their direct descendants.

     "SAIF Associate" means any company which has the same persons on its board of directors as SAIF has (i.e., Javed Saifullah Khan and Osman Saifullah Khan) and of which 51% or more of the shares are owned by members of the Saifullah Family.

     "Shares" means the ordinary shares of the Company's share capital of par value Rs.10 each and in issue at any point in time.

     "Shareholders" means, collectively, the Parties hereto, or, where Shares are transferred to a Wholly-Owned Subsidiary or to a SAIF Associate or a member of the Saifullah Family in the case of SAIF, the respective Wholly-Owned Subsidiaries or SAIF Associate or a member of the Saifullah Family holding Shares, or where Shares are transferred to an unrelated third party in accordance with Clause 12 hereof, then with respect to such transferee, when such transferee becomes a Party hereto in accordance with Clause 12.1.3 hereof.

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     "South Asia" means South Asia Wireless Communications (Mauritius)
     Limited, one of the principal shareholders of IWCPL.

     "Supermajority" means an affirmative vote (x) in the case of the Shareholders, by Shareholders holding not less than eighty percent of the total issued Shares and (y) in the case of the Board, by six Directors of an eight member Board, or eight Directors of a ten member Board.

     "Surplus Cash" means the residue of revenues received by the Company in the course of conducting its business, which remains after deduction of Company expenses and other obligatory payments, provided there is no need for additional cash infusions in the two succeeding years under the then-current Five Year Business Plan, and which shall be computed pursuant to the formula set forth in the attached Exhibit A.

     "Wholly-Owned Subsidiary" in relation to any company means a wholly owned subsidiary, of that company or of the holding company of that company, or any wholly owned subsidiary of a wholly owned subsidiary of such holding company, fas the terms "subsidiary" and "holding company" are defined in the Ordinance.

2.   INCORPORATION OF THE COMPANY

2.1 The Company has been incorporated as a private company limited by shares under the Ordinance.

2.2 As soon as practicable after execution of this Agreement, the Articles of the Company shall be amended to reflect the terms of this Agreement, including, at least, the essence of Clauses 3.3, 5, 6 and 12, and shall be substantially in the form attached hereto as Exhibit B.

3.   CAPITALIZATION

3.1 The authorized share capital of the Company consists of 60,000,000 Shares of Rs.10 per share. As at the date hereof the issued and paid up share capital of the Company is held as follows:

               IWCPL:    ___ Shares     46% shareholding
               SAIF:     ___ Shares     11.31% shareholding
               Motorola: ___ Shares     42.69% shareholding

3.2 Any future allotment of Shares will be made pro rata to the Shareholders in proportion to the then current ownership of the Shares already held by each Shareholder, unless otherwise agreed by the Shareholders or otherwise provided for in this Agreement.

3.3 As provided for in the Articles, each Share certificate of the Company shall conspicuously bear the following legend:


          "The shares represented by this certificate are subject to restrictions, including but not limited to, restrictions on transfer, under a Restated and Amended
          Shareholders Agreement dated ____, 1997 among the
          Shareholders of the Company."

4.   THE BUSINESS OF THE COMPANY

4.1 The Company shall continue to carry on the business of providing and maintaining telecommunications services in Pakistan and the sale and/or lease of subscriber equipment to its customers and the provision of related services.

4.2 The business of the Company shall at all times be conducted honestly and independently from the business of the Shareholders, but subject thereto and the provisions of Clause 6.2(k), the Company may transact business with any of the Shareholders and shall purchase products and services supplied by its Shareholders provided that such products or services are competitive in all material respects with third party suppliers including but not limited to such items as price, quality, delivery and terms of sale.

5.   DIRECTORS AND MANAGEMENT OF THE COMPANY

5.1 The Board shall be responsible for the management and operation of the Company and for determining the overall policies and objectives of the Company. Meetings of the Board shall be held at least quarterly and at least two Board meetings a year shall be held in Pakistan. At the applicable annual meeting of Shareholders, the Shareholders shall elect to the Board the Directors nominated by each of them to three year terms. The Shareholders shall at all times exercise their respective voting rights as shareholders of the Company and shall procure that the Directors nominated or elected by each of them to the Board shall vote so as to ensure the proper maintenance and observance of the terms of this Agreement relating to the Board's management of the Company. The Directors shall appoint one of their members to the Board to serve as the Company's Chief Executive.

5.2 For so long as the shareholding percentages shall be as stated in Clause 3.1, the Company shall have a Board of eight Directors, composed as follows:

               IWCPL                    4 Directors
               MOTOROLA                 3 Directors
               SAIF                     1 Director

     The Parties anticipate that IWCPL may increase its shareholding percentage of the Company up to 58.69% by purchasing additional Shares from Motorola pursuant to the Share Purchase Agreement between Motorola and IWCPL. In such event, IWCPL's membership on the Board shall increase by two Directors, and the total number of Directors on the Board shall be ten (10). If at any time thereafter either IWCPL's or Motorola's shareholding percentages in the Company change such that their representation on the Board no longer equitably reflects their ownership of the Company, the Parties shall amend this Agreement so that the composition of the Board shall reflect the Parties' then current ownership of the Company. It is expressly understood that, for so long as South Asia holds not less than 30 percent of the issued share capital of IWCPL, AIF shall have the right to nominate to the Board initially two of the Directors representing IWCPL, and if the number of Directors is increased to ten (10), then it shall have the right to nominate to the Board three of the Directors repersenting IWCPL, but if South Asia's shareholding in IWCPL falls below 30 percent but is more than 15 percent, AIF shall have the right to nominate one Director from IWCPL to the Board if the total number of Directors is eight (8) and two (2) Directors representing IWCPL if the total number of Directors is ten
     (10). Altemates may be
     designated by the Directors who reside outside Pakistan or residing in Pakistan, leave Pakistan for three months or more, and the alternate director may attend meetings and vote in the appointing Director's absence.

5.3 No Director nominated by any Shareholder shall be removed by the Shareholders without the consent of the Shareholder nominating such Director; PROVIDED, however, if a Director is disqualified pursuant to section 188 of the Ordinance, then the Board shall immediately appoint another Director, nominated by the Shareholder who had nominated the disqualified Director, to fill the vacancy caused by the disqualification.

5.4 The quorum for any meeting of the Board shall be five (5), including at least one Director or his alternate from each of SAIF, and MOTOROLA, and at least two Directors from IWCPL, representing each of AIF and IWC. In the event that a meeting is called and no quorum is present within 30 minutes of the time appointed for the meeting, the meeting shall stand adjourned until the same time and place 48 hours from the time appointed for the meeting (or if that day be a public holiday then to the next business day following such holiday). If at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for such adjourned meeting, then the presence in person of any five Directors, or their alternates, shall constitute a quorum.

5.5 The Chairman of the Board shall be elected by Supermajority vote of the Board, provided, however, that in recognition of his pioneering role in obtaining the cellular license from the Government of Pakistan for the Company and in view of the continued association of SAIF as an 11.31% Shareholder in the Company, the first Chairman after the execution of this Agreement shall be Mr. Javed Saifullah Khan, and his current term as Chairman of the Board shall be extended through financial year 1998. SAIF shall cause Mr. Javed Saifullah Khan to be available as Chairman of the Board after fiscal year 1998, subject to such reappointment being approved by the Supermajority vote of the Board.

5.6 The Directors shall not be entitled to be paid fees or be reimbursed for their expenses in attending Board meetings, but shall receive such remuneration for executive services performed for the Company as approved by the Board.

5.7 The Chairman of the Board shall not be entitled to a second or casting vote. In case of an equality of votes (tied vote) on a matter requiring only a simple majority to pass, the resolution shall be deemed to have been rejected.

6.   SHAREHOLDERS

Annual Meetings, Quorum. An annual meeting of Shareholders shall be held within the first six months of each financial year for the purpose of:

          (a)  if applicable, the election of new members of the Board,

          (b)  the election of auditors, and

          (c) such other matters as may be properly brought before the annual meeting.

     All other matters to be decided by the Shareholders shall be decided at extraordinary meetings called as provided in the Articles. Notices of Shareholder Meetings shall be given as provided in the Articles. Requirements for a quorum for any general meeting shall be as provided in the Articles.

6.2 VOTING. Except for the following designated matters, a vote of Shareholders representing a majority of the total issued Shares shall be required for approval by the Shareholders. The following matters shall require approval by Shareholders holding a Superrnajority of total issued Shares:

     (a) the consolidation or merger of the Company or the sale, mortgage, lease, license, charge, lien, pledge or encumbrance of any of its assets, unless such assets are not a substantial portion of its assets and such transaction is in the ordinary course of business or the transaction is made in connection with the replacement of any assets sold;

     (b) the acquisition or formation of any subsidiary entity or joint venture or the making of any investments in any other entity or business, or the offering of the Shares to the public, or the entering into of a new business segment of telecommunications outside of mobile cellular services (it being understood that mobile cellular services include PCS and long distance services);

     (c) except as provided in Clause 9.1, the determination of and any changes to the capital structure of the Company, including both debt and equity, as appropriate from time to time including the amount of issued and paid up share capital, and any increases thereto, and the amount and timing of any call upon the Shareholders for the contribution of equity, the provision of any Shareholder loans, and Shareholder debt guarantees, and including also the reduction of capital and the subdivision or consolidation of Shares;

     (d)  the voluntary winding up or liquidation of the Company;

     (e) contracts involving payments to or by the Company, or any expenditures, commitments or capital dispositions in excess of US$ 500,000 (or the equivalent thereof) for one item or a series of related items;

     (f) the entering into of any agreement for a term in excess of one year with expenditures of more than US$500,000 (or the equivalent thereof) over the full term;

     (g) the incurring of any indebtedness in the ordinary course of business (whether current or term) in excess of US$250,000 (or the equivalent thereof);

     (h) the borrowing of any sum (including the issuance of any debt instruments) other than in the ordinary course of business;

     (i) the settlement of any claims in excess of US$250,000 (or the equivalent thereof);

     (j) annual approval of the Company's Five Year Business Plan, as well as annual budgets relating to income, capital expenditures, operating expenses, cash flows, and dividends, and approval of any revisions of the current Five Year Business Plan by an aggregate amount in excess of ten percent ( 10%) of the then current Five Year Business Plan;

     (k) the entering into or modification or termination of any Related Transaction;

     (l) delegation of the Shareholders authority, including, but not limited to, the granting of powers of attorney;

     (m) establishment of personnel policies or practices of the Company or any significant modifications thereof, which would be contrary to the policy of Clause 1;

     (n) the making of loans or advances (other than deposits with a banking or financial institution) except in the ordinary course of business for employee travel and expense purposes;

     (o) any decision to enter into discussions or negotiations involving labor relations issues and the entering into of any collective bargaining agreements;

     (p) setting the minimum and maximum number of Directors and increasing or reducing such number or the number of directors of any subsidiary of the Company;

     (q) appointment of the President and the Executive Director, Finance, of the Company, including the approval of, entering into or amendment of employment contracts between the Company and such officers, as well as the making of any changes in appointments and/or in the powers, and any increase in excess of 10% in the remuneration of, such officers of the Company;

     (r) redemption and cancellation of any securities or offering shares or equity securities or instruments exercisable for, or convertible into, Shares;

     (s) the declaration and payment of any dividends or distributions of the Company;

     (t) the granting of any guarantee or similar surety for the obligations of any corporation, partnership, entity or person whether controlled by the Company or not; and

     (u)  any amendment of the Articles.

6.3 If a resolution concerning any of the matters requiring a Superrmajority vote pursuant to Clause 6.2 is proposed and not passed by a Supermajority, the President of the Company shall be free to, and shall have the responsibility to, continue to manage the day-to-day affairs of the Company in the Company's sole best interest within the bounds of the Company's then current Five Year Business Plan and the powers of attorney of the President or others, as approved by the Shareholders.

6.4 In the event that the Shareholders are not able to resolve any dispute relating to any resolution that is proposed but not adopted by the requisite vote of the Shareholders by the end of a 30 working day period following the holding of the relevant extraordinary general meeting of Shareholders, or if any Shareholder is not satisfied with such resolution, the Shareholder(s) shall be free to pursue the sale of all (but not less than all) of its/their Shares pursuant to Clause 12.1; PROVIDED, however, that nothing in this Clause 6.4 shall be deemed to be a restriction of any Shareholder's right to sell its Shares as provided in Clause 12.1 at any time.

6.5 Except as provided for in Clause 6.2 (q), all officers of the Company who report directly to the President shall be appointed by a simple majority vote of the Shareholders.

7.   ACCOUNTS

7.1 The Shareholders shall procure that the Company maintains accurate, up-to-date and complete accounting records. All books and records of the Company and all reports prepared by the management of the Company shall be in such form as the Shareholders may prescribe from time to time, provided that all such books and records shall be kept in accordance with the Ordinance and generally accepted accounting principles of both Pakistan and the United States. In addition, each of the Shareholders shall procure, among other things, that the financial affairs of the Company are managed properly and that the internal audits of the Company are timely and properly performed.

7.2 The accounts of the Company shall be audited annually by the auditors for the time being of the Company. Audits additional to the statutory annual audit shall be made if requested by any Shareholder owning at least 10% of the issued and paid up share capital of the Company, but in such case shall be at the expense of the requesting Shareholder. Such additional audits shall be conducted in accordance with principles and procedures to be determined by the financial representatives of the requesting Shareholder and conducted by such financial representatives or such nominated auditors as shall be determined by the requesting Shareholder.

7.3 The financial year of the Company shall commence on 1st July and end on 30th June.

7.4 The auditors of the Company shall be such firm as may from time to time be proposed by the Board and approved by the Shareholders by simple majority vote, which firm shall be one of the internationally recognized "Big Six" firms or a correspondent firm thereof.

7.5 Each Director shall have the right to inspect and copy from time to time the books and all other financial records and documents of the Company at such Director's own expense.

7.6 The President shall prepare and submit to each member of the Board monthly management reports, to be handed over personally or sent by facsimile (to be followed by the original via courier) by the 15th day of each following month, consisting of at least a profit and loss statement, cash flow statement, and a balance sheet.

7.7 The Company shall furnish to the Shareholders and their auditors such financial and other information relating to the business of the Company as any of them may reasonabley require and shall comply with any other reporting requirements of each Shareholder.

8.   BUSINESS PLAN

     The following procedure shall be followed in preparing the Five Year Business Plan: 60 days before the beginning of each calendar year of the Company, a Five Year Business Plan commencing with such calendar year shall be prepared by the President and presented to the Shareholders for their approval. If, at the beginning of any calendar year, the Shareholders have not approved an updated Five Year Business Plan for that calendar year, the then-current Five Year Business Plan previously approved shall continue in effect and shall be used as the Business Plan for those calendar years until the Shareholders approve a new Five Year Business Plan. Shareholder approvals specified by this Clause 8 shall require the appropriate Supermajority vote in accordance with the terms of Clause 6.2 hereof.

9.   CAPITAL REQUIREMENTS

9.1 The Shareholders understand that increases in equity capital shall be needed to carry on the business of the Company. In particular, for financial years 1997 and 1998, the Shareholders hereby pledge to provide the equity contributions (at par) and shareholder loans that shall be necessary to support the capital investments called for under the 1997 and 1998 Five Year Business Plans (which shall not require Supermajority vote for initial approval), but may be amended by the Shareholders from time to time by Supermajority vote, provided, however, that there shall be no amendment by the Shareholders of the capital investments as initially approved.under such Business Plans. Failure to participate in any equity call or request for shareholder loans, except as may be separately agreed to by the Shareholders, made by the Board during 1997 and/or 1998 shall be treated as an Event of Default pursuant to Clause
     16.3 (d) of this Agreement.

9.2 Where equity contributions are to be made pursuant to the then-currently approved Five Year Business Plan, the Board shall determine the time and size of any such contributions, which shall be made at the same time and on the same terms for all Shareholders and the Shareholders shall subscribe for Shares in cash, which (except for capital calls for fiscal years 1997 and 1998, which shall be at par) shall be at a price determined by the Board by Supermajority vote, and shall reflect the fair market value per Share as allowed within the regulatory framework of Pakistani law. All Shares issued in relation to such an increase of share capital shall be offered to the Shareholders in proportion to the number of Shares then held by them. Except for calls made during 1997 and/or 1998, for which provision has been made above, in the event a Shareholder declines to subscribe and pay for the Shares offered to it pursuant to the Board's call for capital within 30 business days of the due date for responding to such capital call, as provided in this Clause 9.2, said refusing Shareholder shall be diluted in its share ownership of the Company and the unsubscribed Shares shall be offered to the other Shareholders at 90% of the issue price. If in the two weeks following the capital call a Shareholder objects to the market price determined by the Board, the market price shall be determined within thirty (30) days thereafter, through the use of an independent third party appraiser acceptable to a Supermajority of the Board, and the cost of the appraisal shall be borne by the Company. If the Board cannot agree on an appraiser, it shall rely on the procedure for choosing an appraiser set forth in Clause 12.4. Notwithstanding the foregoing, if a third party appraisal has been prepared within six months of any capital call, the fair market price shall be the fair market price established by such third party appraisal, unless a Shareholder objects to the use of such appraisal, in which event a new appraisal shall be prepared at the objecting Shareholder's cost. The due date for responding to any capital call shall be 30 business days thereafter, unless a new appraisal is being prepared, in which event the due date shall be 30 business days after completion of such appraisal. Unsubscribed Shares shall be offered to the remaining Shareholders on a pro-rata basis. To the extent any Shares remain unsubscribed, such Shares shall be offered in subsequent rounds until all such Shares have been subscribed for, or unless no remaining Shareholder desires to purchase such Shares. Completion of the subscription of the unsubscribed Shares shall take place within 30 days after the date on which such Shares are offered to the Remaining Shareholders.

9.3 Where debt contributions are to be made pursuant to the then currently approved Five Year Business Plan, the Board shall determine the time, size and conditions of any such loans (which shall be on the same terms for all Shareholders) and the Shareholders shall lend the funds in proportion to the number of Shares then held by them, or as may be otherwise agreed by the Shareholders. When all Shareholders provide loans on a pro-rata basis, such loans shall be either interest free or shall be simple interest-bearing loans, as determined by the Board by simple majority vote. Any such debt contributions made to the Company shall be repaid on a proportionate basis with respect to all loans extended by the Shareholders to, or on behalf of, the Company. If a Shareholder fails to provide any portion of its share of the Shareholders' loans and the other Shareholders provide any Shareholder loans to the Company, whether in a principal amount equal to or more or less than their respective pro rata share of the Shareholders' loans, then the entire principal amount of the loans made by such other Shareholders will be convertible into such number of Shares as is determined by the principal amount of each such loan divided by 90% of the fair market value per Share at the time such loan is made. The provisions on the determination of fair market value in Clause 9.2 shall apply MUTATIS MUTANDIS to the determination of fair market value under this Clause 9.3. The right to convert such loans into Shares may be exercised at any time during the three year period from the date the loan is made. It is expressly understood that any Shareholder shall have the right, in lieu of providing a Shareholder loan, to arrange for a third party loan which is supported by such Shareholder's guarantee, and that such guaranteed loan shall, for purposes of convertibility into equity and under Clause 10.1, be treated as a Shareholder loan.

9.4 Except for the third party debt existing as of the date hereof and supported by a guarantee from Motorola (or its Associate), the Shareholders do not anticipate the provision of Shareholder guarantees to support third party debt. If, however, in order for the Company to borrow money from bankers and others on terms acceptable to the Company, it is necessary for such borrowings to be wholly or partially guaranteed by the Shareholders, such obligation to guarantee shall be required only upon approval of the Shareholders and, except as may be separately agreed to by the Shareholders, each Shareholder shall provide such guarantee in a form reasonably acceptable to such Shareholder on a several basis in proportion to its pro-rata shareholding in the Company. In the event a Shareholder provides a loan guarantee in excess of its pro-rata shareholding in the Company, such Shareholder shall acquire an option to purchase additional Shares at par. The number of additional Shares shall be determined as follows: the cost of issuing such guarantee (based on the average cost of what three banks would charge for issuing a guarantee of like tenor), divided by the fair market value per Share, such option being exercisable from the date the guarantee is issued for a period of three years. The provisions on the determination of fair market value in Clause 9.2 shall apply MUTATIS MUTANDIS to the determination of fair market value under this

     Clause 9.4. In the event of the Company's default under any such guaranteed loan and any Shareholder being called upon to pay out under its supporting guarantee, the Shareholders shall cause the Board to implement a capital call for the express purpose of providing funds to enable the Company to repay such guaranteeing Shareholder's payment under its supporting guarantee. Failure by any Shareholder to participate in such capital call shall result in dilution of such Shareholder's share ownership of the Company at 75 percent of the subscription price determined by the Board, pursuant to Clause 9.2 above (the guaranteeing Shareholder shall be deemed to have participated by virtue of its payout under its guarantee).

9.5 The Parties acknowledge that at some point during the term of this Agreement the Board may determine, after consultation with the Company's financial advisers, that it may be in the best interest of the Company to effect a listing of the Shares on the Pakistan Stock Exchange or other stock exchange. Any such public offering shall be subject to the requirements of the applicable laws governing public offerings and the applicable stock exchange listing rules. The Shareholders shall use their best endeavors to ensure that the Company complies with all such laws and rules.

9.6 The Company will give prompt written notice to each Shareholder of its intention to register any Shares under any applicable law or to list any Shares on any stock exchange in Pakistan or other stock exchange or to qualify any Shares for trading in any other market and will include in any such registration, offering, listing or qualification, subject to the next two succeeding sentences, upon the written request of any Shareholder made within 30 days after the Company's notice has been given, all Shares with respect to which the Company has received written requests for inclusion therein. If the managing underwriters of an underwritten offering advise the Company in writing that the number of Shares requested to be included in any registration, offering, listing or qualification exceeds the number which can be included therein without having a material adverse effect on the price of the Shares, the Company will include in such registration first, the Shares requested to be included in such registration allocated, if necessary, pro rata among the holders thereof requesting such inclusion on the basis of the number of Shares requested to be included and second, any Shares the Company proposes to sell. Provided that if such registration, offering, listing or qualification relates solely to new Shares for the purpose of raising additional share capital for the Company, Shareholders shall not be entitled to have included therein any Shares held by them but each Shareholder shall have a prior right to purchase such part of the new Shares as shall maintain that Shareholder's percentage holding of the outstanding share capital of the Company immediately after such registration, offering, listing or qualification at the same level as it was immediately before such registration, offering, listing or qualification. All expenses incident to any such registration, offering, listing or qualification will be borne by the Company. The Company will reimburse each Shareholder for its out-of-pocket expenses incurred in connection with any such registration, offering, listing or qualification including, without limitation, the fees and disbursements of counsel for such Shareholder. The Company will indemnify each Shareholder selling Shares in such registration, offering, listing or qualification and its respective officers, directors, agents and employees against all losses, claims, damages and liabilities arising out of any misrepresentation or violation of law by the Company in connection with any such registration, offering, listing or qualification. Except for this Clause 9.6, the Company will not grant to any person the right to participate in any such registration, offering, listing or qualification of its Shares.

10.    DIVIDEND POLICY

10.1 Subject to any agreement or restriction binding the Company to the contrary, and provided that the Company shall have first, paid down any third party debt to the extent such third party debt is supported by Shareholder guarantees not in proportion to any guaranteeing Shareholder's equity interest in the Company, and second, repaid all outstanding Shareholder loans, the Shareholders shall procure that for each financial year the Company distributes all of the Surplus Cash which the Board has, in accordance with the formula set forth in the attached Exhibit A, recommended as available for distribution.

10.2 Distributions shall be made to the Shareholders on a pro-rata basis when there is Surplus Cash and the Shareholders by Supermajority vote determine that a distribution should be made.

11.    EMPLOYMENT POLICES

11.1 The Shareholders shall procure that the management of the Company deals directly with the employees of the Company, without any intermediary parties, and will retain and/or cause the adoption of such personnel policies and practices as appropriate in order reasonably to achieve such results.

11.2 The Shareholders shall procure that the management of the Company retains and/or develops personnel practices that fairly reward employees for services rendered in a manner consistent with common business practice in Pakistan.

12.    TRANSFER AND ENCUMBRANCE OF SHARES

12.1 A transfer of Shares by any Shareholder following the date of this Agreement shall be subject to the following restrictions:

12.1.1 A Shareholder may at any time transfer all (but not less than all) of its Shares to a Wholly-Owned Subsidiary, provided that such Shareholder remains responsible to the other Shareholders for the actions of its Wholly-Owned Subsidiary and hereby guarantees to the other Shareholders that it will procure that such Wholly-Owned Subsidiary acts in relation to such Shares as it would be required to do under the terms of this Agreement and the Articles as if it were still the holder of such Shares and that such Wholly-Owned Subsidiary remains associated to it in the terms of the definition of a Wholly-Owned Subsidiary contained in Clause 1. SAIF may transfer all (but not less than all) of its Shares to a SAIF Associate or Saifullah Family member subject to the same terms, conditions and limitations stated above, after SAIF has provided evidence that the SAIF Associate is a SAIF Associate or the Saifullah Family member is a Saifullah Family member as deemed in Clause 1.

12.1.2 A sale or transfer at any time of the shares of a Wholly-Owned Subsidiary of SAIF, or a SAIF Associate to which Shares have been transferred, or a transfer of an equity interest of 35% or more of SAIF to persons other than the Saifullah family members named in Clause 1, shall be deemed a transfer of Shares subject to the provisions of Clauses 12.1.4 through 12.1.7.

12.1.3 The Shareholders shall procure that no transfer of any Shares to a person other than a Wholly-Owned Subsidiary or a SAIF Associate or Saifullah Family member shall be registered until the transferee has agreed to be bound by the terms of this Agreement by executing a deed of adherence substantially in the form set out in Exhibit C.

12.1.4 A Shareholder may transfer all of its Shares, or any portion thereof equal to or greater than 10% of the total paid up share capital of the Company, provided, however, that the transferring Shareholder retains not less than 10% of the total paid up share capital after such transfer, except for SAIF, who may transfer only all and not less than all of its Shares, to a third party in accordance with the provisions of Clauses 12.1.5 through 12.1.7. If any Shareholder ("Offering Shareholder") desires to transfer all of its Shares, or any portion thereof equal to or greater than 10% of the total paid up share capital of the Company ("Offered Shares"), provided, however, that the transferring Shareholder retains not less than 10% of the total paid up share capital after such transfer, it shall so notify in writing ("Transfer Notice") the other Shareholders ("Remaining Shareholders") and the Board of its desire to sell the Offered Shares at a specified price ("Prescribed Price"). If the proposed transfer is to a third party, then the Transfer Notice shall include a copy of the bona fide offer for such Shares by the proposed third party transferee, which copy shall include the identity of the third party, and its beneficial owner (if applicable), and all of the terms and conditions of the offer, including but not limited to the price per Share offered, all guarantees of Company debt offered and/or loans to the Company, or assumptions thereof, which would be undertaken. In the case of a bona fide offer to purchase the Offered Shares by a third party, the Prescribed Price shall be the price offered by the third party. If there is no offer by a third party, the Prescribed Price shall be the price stated in the Transfer Notice.

12.1.5(a)  The Remaining Shareholders shall have a period of thirty (30) days from the date of receipt of such Transfer Notice to notify the Board and each of the other Remaining Shareholders in writing whether they desire to purchase the Offered Shares from the Offering Shareholder at the Prescribed Price and on the same terms and conditions relating to all guarantees of Company debt offered (with a demonstration that said guarantee is of equal validity with that offered by the third party) and/or the provision of loans to the Company or assumptions thereof which would be undertaken. If each of the Remaining Shareholders indicates its desire to purchase the number of Offered Shares which is pro rata to its proportionate shareholding in the Company, the transfer of the Offered Shares pursuant to this subparagraph (a) shall be completed within 30 days of the expiry of the 30-day period within which the Remaining Shareholders have to notify the Board and each of the other Remaining Shareholders of their desire to purchase the Offered Shares.

      (b) If any of the Remaining Shareholders is interested in making an offer, but disagrees with the Prescribed Price, it may call for an appraisal of the Shares pursuant to Clause 12.4. Any third party appraisal of the Company shall be concluded within 30 days of a request for appraisal having been made. A Remaining Shareholder may withdraw its offer to purchase within five days after the Share price is determined by appraisal by notifying the other Remaining Shareholders and the Board of such withdrawal. Those Remaining Shareholders who approve of the appraised Share price shall notify the other Remaining Shareholders and the Board of their desire to purchase the Offered Shares at such price within the said five days. The Offering Shareholder shall not be obliged to sell the Offered Shares to the Remaining Shareholders unless all (but not less than all) of the Offered Shares shall be purchased by the Remaining Shareholders.

      (c) In exercising any purchase right hereunder, a Shareholder may purchase all, but not less than all, of the number of Offered Shares, as applicable, in proportion to its then shareholding in the Company (its first round pro rata share). If less than all of the Remaining Shareholders exercise their purchase right, those Shareholders that have exercised their right to purchase may, within five days after the expiry of the 30-day period referred to in subparagraph (a) above, or the five-day period referred to in subparagraph (b) above, as the case may be, elect to purchase the Offered Shares which are not taken up by the uninterested Shareholders in the proportion that the number of Shares held by each of them bears to the aggregate number of Shares held by the Remaining Shareholders who have indicated their desire to purchase the Offered Shares. This process shall be repeated until the entire amount of Offered Shares are purchased. If all of the Offered Shares are not elected for purchase by the Remaining Shareholders, the right to purchase the Offered Shares shall lapse. Subject thereto, the transfer of the Offered Shares pursuant to this Clause shall be completed within thirty (30) days of the Remaining Shareholders' election under this Clause, or within thirty (30) days of completion of an appraisal, whichever is later. Notwithstanding the result of any third party appraisal, in the event there is no bona fide third party offer, but an Offering Shareholder is interested in selling its Shares, such Offering Shareholder and the Remaining Shareholders shall be free to determine a mutually satisfactory price based on negotiation between the buying and selling sides.

12.1.6 If no purchase of the Offered Shares is made by the Remaining Shareholders within the thirty (30) day time limit provided for in Clause 12.1.5, then the Offering Shareholder shall be free for a period of three months from the expiry of the thirty day period, to transfer or dispose of the Offered Shares to the third party named In the Transfer Notice or, if there were none, to any entity in a bona fide sale at any price not being less than the Prescribed Price (after deductions, as appropriate, for any dividends declared or made after the date of the Transfer Notice and to be retained by the Offering Shareholder) and on terms no more favorable than those offered in the Transfer Notice relating to such Offered Shares; PROVIDED that the Offering Shareholder shall not be entitled to transfer any of the Offered Shares to a third party unless all of the Offered Shares are so transferred to that third party.

12.1.7 In the event the Offering Shareholder is unable to find a third party buyer (as provided in Clause 12.1.6 above) willing to purchase the Offered Shares at the Prescribed Price but has located a third party buyer willing to purchase the Offered Shares at a price lower than the Prescribed Price and/or on terms more favorable than those offered in the Transfer Notice ("Revised Offer"), the Offering Shareholder shall notify the Remaining Shareholders in writing of the Revised Offer and the Remaining Shareholders shall have fourteen (14) days from the date of receipt of the notice containing the terms of the Revised Offer to agree to purchase and thirty (30) days to purchase the Offered Shares at the price and on the same terms as those contained in the Revised Offer in accordance with the procedure set forth in Clause 12. 1.5. If the Remaining Shareholders fail to exercise their option to purchase the Offered Shares as provided by this Clause, then the Offering Shareholder shall be free to sell the Offered Shares to the third party buyer within three months of the date of the notice given by the Offering Shareholder containing the terms of the Revised Offer, on such terms.

12.1.8 If and when SAIF shall cease to hold any Shares, whether directly or through any other Wholly-Owned Subsidiary, then any third party to whom such Shares shall have been transferred, to the extent such third party shall own less than one-ninth of the issued and outstanding Shares, shall not be entitled to nominate a Director to the Board or be protected by the provisions of this Agreement, but shall be required to enter into an agreement acceptable to IWCPL and MOTOROLA relating to payment of its share of the funding requirements (i.e., equity calls, Shareholder loans and guarantees of third-party debt) of the Company.

12.2 No Shareholder shall without the written consent of the other Shareholders create or permit to arise any mortgage, charge, pledge, lien or other encumbrance over any of its Shares.

12.3 Any Change of Legal Control, as hereafter defined, shall be deemed a transfer subject to Clauses 12.1.3 through 12.1.7, whereby the Shareholder whose legal control is changed shall be deemed an Offering Shareholder, the other Shareholders shall be deemed the Remaining Shareholders, the Transfer Notice shall be a written notice from any Shareholder to the other Shareholders notifying them that a Change of Legal Control has occurred and the Prescribed Price shall be determined by appraisal pursuant to Clause 12.4. With respect to MOTOROLA or an Associate of MOTOROLA, a Change of Legal Control shall have occurred when the entity(ies) ultimately controlling MOTOROLA or its Associate on the date it becomes a party to this Agreement ceases to hold 65% or more of the issued and outstanding common stock of MOTOROLA or of its Associate. With respect to IWCPL, a Change of Legal Control shall occur when AIF, IWC and the other shareholders of IWCPL on the date of this Agreement, and/or their respective Associates, in the aggregate, cease to hold more than half of the issued share capital of IWCPL. This provision shall apply as well to any Associate of a Shareholder to which Shares are transferred under Clause 12.1 even if such Associate does not become a party to this Agreement; provided, however, a change of control for an Associate shall occur if it ceases to fit the definition of an Associate in Clause 1.

12.4.1 Appraisers appointed in connection with the sale of Shares under this Clause 12 shall in all instances be qualified in the appraisals of businesses such as the Company. Appraisal shall be made on the basis of the Company as an ongoing business, for a transaction between a willing buyer and willing seller, and subject to the conditions of the License.

12.4.2 In the event the parties cannot agree upon the selection of an appraiser within 30 days of the call for an appraisal, the Offering Shareholder shall select an appraiser and the RemainIng Shareholders shall select an appraiser within 15 days thereafter. The appraisers shall each determine a value for the Shares within 30 days after they are appointed. If the two appraisers do not agree but their valuations are within ten percent of one another, then their valuations shall be averaged and the average shall be the valuation price. If their valuations are more than ten percent apart, then the two appraisers shall appoint a third appraiser. If the third appraiser's valuation is not the same as either of the first two valuations, then the two closest appraised values shall be averaged and the result shall be deemed the price established by the appraisers.

12.4.3    The cost of one appraiser appointed jointly by the parties, or a third appraiser appointed by the first two appraisers shall be divided with the Offering Shareholder paying one half and the Remaining Shareholders paying the other half, based on the proportion that the number of Shares held by each of them bears to the aggregate number of Shares held by all the Remaining Shareholders who have indicated their desire to purchase Shares (whether or not any such Remaining Shareholders may subsequently withdraw their offers to purchase any Shares after the appraisal has been completed). In the event the Offering Shareholder appoints one appraiser and the Remaining Shareholders appoint one, they each shall bear the cost of the one they appointed. Notwithstanding the foregoing, in the event an Offering Shareholder withdraws its offer to sell Shares after the appointment of appraisers, such Shareholder shall bear the full cost of all of the appraisers theretofore appointed.

12.5.1 Notwithstanding the provisions of this Clause 12, no transfer of Shares shall be allowed:

          (a) to any Competitor, unless this provision is expressly waived in writing by all the other Shareholders, or

          (b) to any person who is prohibited by law or regulation from being a participant in the holder of the License or if the transfer would result in grounds for revocation of the License.

12.5.2 Any transfer of Shares permitted by this Agreement shall be subject to whatever government or regulatory approvals as may be necessary to ensure the continued validity of the License. The Directors shall be bound, upon transfer of Offered Shares in accordance with this Clause 12 and upon payment in full for the Offered Shares (whether by the Remaining Shareholders or by a third party), to register such transfer.

12.6 Notwithstanding anything to the contrary contained in this Agreement, IWCPL shall have the right (i) to freely transfer all of its Shares to all of its individual shareholders upon the occurrence of a deadlock among the shareholders of IWCPL, provided that (;c) the board of IWCPL shall have notified the other Shareholders in writing of the existence of the deadlock, and (y) each of the individual shareholders of IWCPL shall agree to be bound by the terms of this Agreement by executing a deed of adherence substantially in the form set out in Exhibit C, and (ii) as separately agreed to by the Parties, to freely transfer a portion of its Shares to any of its shareholders which default in making their pro rata share of any capital contributions or shareholder loans to be made by IWCPL to the Company. In each case, the rights of first refusal provisions of this Clause 12 shall not apply to any such transfer, and the parties shall cause their Directors to register any such transfer and take all such other actions as may be necessary or desirable to effect such transfers.

13.        CONFIDENTIALITY

13.1 All trade secrets, know-how and other confidential information of the Company and !of the Shareholders shall be kept confidential and, except to the extent that any such information shall be or become part of the public domain (other than as a result of a breach by a Shareholder of this Clause), such information shall not be disclosed in whole or in part by any Shareholder to any person other than:

           (a) to the respective Associates of the Shareholders and their representatives, directors, officers, employees and auditors if required for the business of the Company; or

           (b) as required by law, or as is reasonably necessary for the proper carrying on of the business of the Company; or

           (c) as is necessary in relation to a proposed sale of any Shares by a Shareholder,


           PROVIDED THAT any Shareholder proposing to disclose information to any person (other than to an Associate) shall, prior to the proposed disclosure, unless the other Shareholders agree in writing to the contrary, procure a covenant from that person in favor of the Shareholders, to the effect that the person will comply with the provisions of this Clause 13.

13.2       This obligation shall survive the termination of this Agreement.

14.        NON COMPETITION

14.1 Save as otherwise agreed among the Shareholders, until the termination of this Agreement, the Shareholders shall not, and shall procure that their Associates and shareholders, and the Associates of their shareholders, shall not, and shall use reasonable endeavors to procure that their directors, officers and key employees and the directors, officers and employees of their Associates, shareholders and Associates of shareholders shall not, engage in any business in Pakistan which provides, or participates in providing, telecommunications services directly competitive with the businesses undertaken or agreed to be undertaken by the Company, as set forth in Schedule 14.1 attached hereto. Notwithstanding the foregoing, it is expressly agreed that AIF shall not be bound by this Clause 14, provided the following is adhered to:

           (a) AIF shall promptly disclose to the Board that there is a conflict of interest and shall thereafter in all instances refrain from attending any relevant discussions, including any meeting of the Board or of Shareholders where such matter causing the conflict of interest is being considered.

           (b) If AIF engages in a business that would breach the non-competition provision if it were otherwise bound thereby, then (i) AIF must notify the Company of its interest in the competing business as soon as it is able to do so without violating any confidentiality obligations, (ii) a fire wall (or Chinese wall) will be created, for example, different persons will serve as the AIF nominees on the board of the Company and the board (or similar governing body) of the competing business, and there will not be any exchange of information between the AIF employees or officers that handle AIF's investments in the Company and those engaged in the competing business, (iii) the Board shall take such fair and reasonable measures to ensure that no sensitive information that it determines could give a competitive advantage to a competitor is transmitted to AIF, including but not limited to exclusion of AlF from any Shareholders' and/or Board meetings, and (iv) AIF shall ensure that at all times its nominees on the Board will exercise their voting rights in accordance with their fiduciary duty to the Company.

     Without limiting the generality of the foregoing, if (i) the Company and the competing business are proposing to make independent bids for licenses or other rights that are being offered by the Government of Pakistan, (ii) AIF wishes to participate in both bids through its investment in the Company and the competing business, and (iii) the Shareholders deem that AIF's participation in both bids would be harmful to the interests of the Company, then (x) the Board shall take such fair and reasonable measures to ensure that no information regarding the Company's efforts to formulate the bid is transmitted to AIF, and (y) if MOTOROLA, SAIF and IWC think it necessary or desirable, then instead of the Company formulating a bid, MOTOROLA, SAI and IWC shall be entitled to form another consortium, with or without any third parties, to make a bid for such license or rights.

     (c) The provisions of paragraph (h) without prejudice to AIF's obligations or the obligations of AIF's nominees on the Board to disclose the existence of any conflict of interest with respect to any matter involving the Company and to recuse themselves from any Shareholders' or Board discussion or vote on such matter.

14.2 If any Shareholder or any of its Associates ceases to be a Shareholder for any reason other than the liquidation of the Company, or any party ceases to be a shareholder of the Shareholder, that Shareholder shall not, and shall procure that its Associates (and former shareholders) shall not, and shall use reasonable endeavors to procure that their directors, officers, key employees (or the directors, officers or key employees of such former shareholders), or in the case of SAIF, Saifullah Family members shall not, for a period of two years from the date of such cessation directly or indirectly carry on or be interested in any business in Pakistan which provides or participates in providing, telecommunications services directly competitive with the businesses undertaken or agreed to be undertaken by the Company, including specifically but not limited to PCS, long distance services related to cellular telephony, and any other mobile telephony services, at the time of such Shareholder's ceasing to hold Shares.

14.3 For purposes of this Clause 14, the supply of cellular, two-way radio (conventional and trunking) and/or radio paging equipment (and related engineering, installation and maintenance services), either infrastructure or subscriber units shall not be considered competitive to the business of the Company. Furthermore, it is expressly understood that neither Motorola nor any of its Associates shall be prohibited from participating, either directly or indirectly, in the provision of services in Pakistan using the telecommunications system known as Iridium.

14.4 Notwithstanding the foregoing, the Shareholders and their Associates and shareholders and the Associates of their shareholders may engage in any manner in the businesses set forth in Schedule 14.2 attached hereto.

14.5 A Shareholder or its Associates or shareholders or the Associates of its shareholders (a "Related Party") may not, without the prior written consent of the other Shareholders, engage in Pakistan in any of the businesses set forth in Schedule 14.3 attached hereto. If such Shareholder or any of its Related Parties wishes to engage in any such business, the relevant Shareholder shall give notice to the other Shareholders, indicating the nature of the business it or its Related Party wishes to engage in, the other persons that it wishes to cooperate with in such business, and a general description of the proposed form of participation in such business. The other Shareholders shall give their response within

     90 days after the date of receipt of such notice. If any of the other Shareholders fails to respond to such notice, it shall be deemed to have given its consent to the requesting Shareholder's or its Related Party's engaging in the business described in the notice.

15.  PROTECTION OF NAME

15.1 In the event that a Shareholder or any of its Associates ceases to be a Shareholder, the Remaining Shareholders shall take such steps within a reasonable period of time as may be necessary to procure the Company to remove any reference to the first mentioned party's name in the name or business description of the Company.

15.2 For so long as Motorola or any of its Associates is a Shareholder, the Company may use the tradenarne or mark "Motorola" in the phrase "A Motorola Network" in conjunction with the Company's tradename, "Mobilink". The Company may not use the "Motorola" name or mark in any other manner without the express consent of Motorola.

16.  TERMINATION

16.1 Save as otherwise provided, this Agreement shall continue indefinitely.

16.2 This Agreement shall terminate with respect to any Shareholder upon such Shareholder or any of its Wholly-Owned Subsidiaries or, in the case of SAIF, a SAIF Associate or a member of the Salfullah Family, ceasing to be a Shareholder by reason of a transfer of Shares pursuant to Clause
     12.1 or by reason of an Event of Default occurring as set forth below in Clause 16.3, and shall terminate with respect to all the Shareholders upon the Company being wound up or otherwise dissolved. Unless the Shareholders determine otherwise, this Agreement shall terminate and the Company shall be dissolved in the event the License to operate the cellular telephone business in Pakistan is terminated or the Company otherwise loses the right to effectively use the License.

16.3 Each of the following events shall constitute an Event of Default hereunder with respect to a Shareholder:

     (a) the voluntary filing of a petition in bankruptcy, winding up, or insolvency or the like by a Shareholder, or the making of an arrangement with the Shareholders' creditors, the liquidation, dissolution or winding up of the Shareholder otherwise than pursuant to an internal reorganization of the Shareholder, the appointment of a receiver over its assets or the incurrence of some analogous action as a consequence of the Shareholders' debt;

     (b) the purported sale, pledge, encumbrance or other disposition by a Shareholder of any of its Shares (including the purported transfer of a controlling interest in the ownership of the entity ultimately controlling the Shareholder which is a Party hereto or a Wholly-Owned Subsidiary of said Shareholder to which Shares have been transferred, pursuant to Clause 12.1.1) other than in accordance with the terms of this Agreement, unless agreed to by all the other Parties;

     (c) the breach by a Shareholder of any of its obligations under Clauses 13 and 14, or breach of any representation or warranty under this Agreement which (if capable of remedy) is not remedied within 60 days after receipt of notice of breach from a non breaching Shareholder requiring it to remedy the breach; or

        (d) the failure by a Shareholder promptly on the due date, or within a reasonable time thereafter not to exceed sixty (60) days from the due date, to provide capital contributions or Shareholder loans which it has agreed to provide pursuant to Clause 9.1 of this Agreement.

16.4 Any such termination under this Clause shall be without prejudice to the accrued rights of the Parties under this Agreement against each other.

16.5(a) Upon the occurrence of an Event of Default by a defaulting
        Shareholder, the non defaulting Shareholders may terminate, at the end of any cure period (or earlier if there is no specified cure period), this Agreement with respect to a defaulting Shareholder by notice to the defaulting Shareholder, and the non-defaulting Shareholders shall have the right by notice to the defaulting Shareholder to purchase within 60 days of the date of said notice all of the Shares of such Shareholder at a price equal to fifty percent of the fair market value of the Shares (as established by an independent appraiser acceptable to all Shareholders), minus the cost of such independent appraisal in the proportion that the number of Shares held by each nondefaulting Shareholder bears to the total number of Shares held by all the nondefaulting Shareholders. If the Shareholders cannot agree on a single appraiser, the non-defaulting Shareholders shall appoint one appraiser, the defaulting Shareholder shall appoint one appraiser, each side being responsible for the cost thereof and, in the case of the non-defaulting Shareholders, they shall bear the costs of their appointed appraiser equally. If the two appraisals are within 10 percent of each other, then the fair market value shall be the average of the two appraisals. If the two appraisals are apart by more then 10 percent, then the two appraisers shall appoint a third appraiser. The fair market value shall be the valuation price of the independent third appraiser averaged with the price closest to his of the other two appraisers. The cost of the third appraisal shall be deducted from the purchase price to be paid to the defaulting Shareholder.

        (b) The Board is hereby appointed as the agent of any defaulting Shareholder for administration of the sale and purchase of the Shares, and any Director is hereby irrevocably authorized by such Shareholder to sign any document and take any action required to effect such sale and purchase. Upon such purchase, the defaulting Shareholder's interest in the Company shall terminate; however, such termination shall be without prejudice to the rights of the other Shareholders pursuant to any and all remedies available for damages caused by the defaulting Shareholder by reason of an Event of Default as defined in Clause 16.3.

17.     GENERAL WARRANTIES REPRESENTATIONS AND UNDERTAKINGS

        Each Shareholder represents and warrants to the others that:

17.1 It is a corporation duly incorporated, validly existing and in good standing in its country of incorporation; and has the corporate power and authority to enter into and perform this Agreement.

17.2 The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action and the persons signing this Agreement are duly authorized to do so on its behalf.

17.3 No governmental authorization, license, consent or the like is required for the execution and performance of this Agreement, except such as have been obtained.

17.4 This Agreement and the performance hereof by the Shareholder does not conflict with any provisions of its charter, bylaws or any material contract or agreement to which it is a party or by which it or its properties are bound, and does not violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to it or its properties.

18.     MISCELLANEOUS

18.1    Assignment

        This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns, provided that the rights and obligations of this Agreement may not be assigned or transferred in whole or in part by any Shareholder without the consent of the other Shareholders (except as provided in Clause 12.1), provided however, that IWCPL shall have the right to transfer Shares held by it to a company which is held in the same proportions as IWCPL by AIF and IWC and that IWCPL shall be further entitled to assign all of its rights and obligations hereunder to such company without the consent of any other Shareholder.

18.2 Implementation of Agreement Each Shareholder agrees that it will at all times:

        (a) use all means reasonably available to it (including its voting power direct or indirect in relation to the Company) so as to ensure that the Company and any Director of the Company nominated by it (and any alternate of such Director) shall implement the provisions of this Agreement relating to the Company;

        (b) cooperate in good faith and execute such documents and take such action as may be reasonably required to give full effect to the provisions and intent of this Agreement; and

        (c) use its best endeavors to develop and expand the business of the Company.

18.3    No Agency or Partnership

        Nothing contained in or relating to this Agreement shall or shall be deemed to constitute a partnership or agency relationship between any of the Parties.

18.4    Arbitration

18.4.1 All disputes which arise out of or in connection with this Agreement shall be submitted for final and binding arbitration in Paris, France to be conducted by the International Chamber of Commerce ("ICC"), in accordance with the UNCITRAL Arbitration Rules, and in accordance with its procedural rules, PROVIDED, however, that the following shall apply:

        (a) all proceedings shall be conducted in English and a daily transcript in English shall be prepared;

        (b) each side to the dispute shall select one arbitrator, and these arbitrators shall jointly select an additional arbitrator, who shall concurrently serve as Chairman of the arbitration panel, provided however, that if the arbitrators chosen by the parties to the dispute cannot agree on the additional arbitrator, such additional arbitrator shall be selected by the ICC (in the event there are multiple parties on a particular side of the dispute, they shall agree within 15 days from the demand for arbitration on a single arbitrator to be appointed for their side of the dispute, and if the parties fail to agree on the appointment of the arbitrator for their side, the ICC shall appoint the arbitrator for their side);

        (c)  the arbitrators shall be fluent in the English language; and

        (d) the English-language text of this Agreement shall be used in the arbitration proceedings.

18.4.2 The arbitration award shall be final and binding on the Parties. The costs of arbitration and the party(ies) who should pay such costs shall be determined by the arbitration panel. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the Party or Parties against which the award has been rendered, or wherever the assets of the Party or Parties against which the award has been rendered are located.

18.5    COMPLIANCE WITH LAWS

        The Shareholders shall ensure that the Company shall at all times conduct its business in compliance with all applicable laws, regulations, and authorizations of all relevant governmental authorities, including those of Pakistan and the United States, to the extent that such are applicable because of the participation of MOTOROLA and via IWCPL, of IWC, provided that the Company is advised of such laws in writing and provided further that such laws do not conflict with any of the laws of Pakistan. In particular, the Shareholders shall ensure that the Company and each of its officers, Board members, employees, agents and distributors comply with all applicable laws prohibiting corrupt practices in obtaining any consents, licenses, approvals, authorizations, rights, privileges or benefits in respect of the Company's business, shall ensure the integrity and accuracy of the recordkeeping practices of the Company, and that the Company's business is otherwise conducted in compliance with all applicable laws. The Company will not do business with any distributor, agent, customer or other person where the Company knows or suspects that payoffs or similar practices are or will be involved in doing such business.

18.6    Notices

        All notices, requests, demands, claims, and other communications hereunder shall be in writing, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the intended recipient as set forth below and shall be deemed duly given upon actual receipt:

        if to Motorola:

     J. Michael Norris
     Vice President
     Motorola International Development Corporation
     425 Martingale Rd.
     Schaumburg, IL, 60173
     Facsimile Number: (847) 435-3915

     if to IWCPL:

     Hugh McClung, Vice President
     International Wireless Communications Pakistan Limited
     c/o 1 2/F Sun Hung Kai Centre
     30 Harbour Road
     Wanchai, Hong Kong

     John Troy
     Executive Director
     Asian Infrastructure Fund Advisors Limited
     Suite 2302-03, Nine Queen's Road Central
     Hong Kong

     with a copy to Antonio Y.P.Yeung
     (same address as for John Troy)
     if to SAIF:
     Javed Saifullah Khan
     SAIF Telecom (PVT) Limited 4th F1., Kulsum Plaza
     42 Blue Area,
     Islamabad, Pakistan
     Facsimile number:

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or number set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been fully duly given unless and until it actually is received by the intended recipient. Any Party may change the address or number to which any communication hereunder is delivered by giving the other Parties notice in the manner set forth herein.

18.7 Severability

     If any term or provision of this Agreement shall be found to be invalid or unenforceable for any reason, the other terms or provisions shall not be affected and such invalid or unenforceable term shall be deemed to be deleted.

18.8 Inconsistency

     In the event of any conflict or inconsistency between the Articles and any - provisions of this Agreement the provisions of this Agreement shall prevail.

18.9 Counterparts

       This Agreement may be executed in multiple counterparts, each of which when fully executed shall be deemed an original for all purposes.

18.10  Integration

       This Agreement, and the Exhibits and Schedules attached hereto, constitute the entire agreement of the Parties relating to the subject matter hereof and any prior negotiations and/or other agreements among the Parties relating to this subject matter, including but not limited to the original Shareholders Agreement dated June 3rd, 1993, are hereby superseded by and integrated into this Agreement. This Agreement shall not be released, discharged or modified in any manner except by an instrument in writing signed by the duly authorized officers or representatives of the Parties hereto.

18.11  Governing Law

       This Agreement shall be governed by and construed in accordance with the law of Pakistan.

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above-written.

SIGNED by:

for and on behalf of                            for and on behalf of
SAIF TELECOM                                    INTERNATIONAL WIRELESS
(PVT) LIMITED                                   COMMUNICATIONS PAKISTAN
LIFTED


Witnessed by:
              ------------------------------

              ------------------------------


for and on behalf of
MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION

Witnessed by:
              ------------------------------

              ------------------------------

            EXHIBIT A TO RESTATED AND AMENDED SHAREHOLDERS AGREEMENT

Formula using generally accepted accounting principles in effect in the United States and Pakistan, for computing surplus cash:

Profit before interest and taxes

-    depreciation
-    amortization
-    interest paid
-    taxes paid
+/-  changes in working capital
-    capital purchases under the Business Plan
-    cash needs in future years (computed under the same formula)
-    any mandatory legal reserves and prudent reserves
-    current portion of long term debt
---------------------------------------------------------------------
=  Surplus Cash, if any, available for distribution

                                  SCHEDULE 14.1
                         DIRECTLY COMPETITIVE BUSINESSES

     GSM, PCN, PCS, COMA, AMPS and other forms of cellular wireless technology, long distance services related to mobile telephony and any other mobile telephony services.


                                  SCHEDULE 14.2
                           NON-COMPETITIVE BUSINESSES

     The provision of paging, trunking, two-way radio, mobile data services, fixed wire local loop, and Iridium -TM- or any other satellite-based telecommunication services.

     Any business that is not within the scope of telecommunications services.


                                  SCHEDULE 14.3
                       POTENTIALLY COMPETITIVE BUSINESSES

     International Gateway.


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